Exhibit 99.2

Superior Names New Chief Financial Officer

    LITTLE ROCK, Ark.--(BUSINESS WIRE)--Feb. 6, 2003--Superior Financial Corp. (NASDAQ:SUFI), C. Stanley Bailey, Chairman and CEO of Superior Financial Corp., today announced that Robert A. Kuehl has joined the company as Chief Financial Officer. In this capacity, Kuehl will oversee the areas of accounting, finance, investment portfolio, strategic planning and purchasing.
    Mr. Kuehl joins Superior with twenty years of experience in regional and community banking including senior management experience in organizations such as Main Street Bancorp., WSFS Financial Corp., Huntington Bancshares, First National Bank of Boston and First National Bank of Chicago.
    A graduate of Purdue University, West Lafayette, Indiana, Kuehl holds an M.B.A. degree from the University of Chicago, Chicago, Illinois and juris doctorate from John Marshall Law School, Chicago, Illinois. He replaces Rick D. Gardner who was recently promoted to Chief Administrative Officer.
    Superior Financial Corp. is the holding company of Superior Bank. Superior Bank is a $1.7 billion federal savings bank operating 58 full service branch and loan production offices in Arkansas and Oklahoma. The bank has three active subsidiaries - Superior Financial Services, Inc., providing discount brokerage and full service investment advisory services, Southwest Protective Life Insurance Company and Superior Finance Company, a consumer finance operation. Superior Financial Corp. stock is traded on the NASDAQ National Market under the symbol SUFI.
    Pursuant to the Safe Harbor provisions of Private Securities Litigation Reform Act of 1995, the reader is cautioned that this announcement contains "forward looking statements" regarding Superior's future performance which are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

    CONTACT: Superior Financial Corp.
             Robert A. Kuehl, 501/324-7255
             www.superiorfinancialcorp.com

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